UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55505	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(416) 907-8976

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 26, 2015, Lifelogger Technologies Corp. (the “Company”) and Pixorial, Inc., an unrelated third party (“Pixorial”) signed a binding letter of intent whereby the Company agreed to purchase Pixorial’s assets which are comprised of source code, software, trade secrets, processes, ideas, know-how, improvements, discoveries, developments, designs, techniques and contract rights related to the Pixorial app including but not limited to contract rights related to the Pixorial app for inclusion on the Apple store and the Google Play store.. Pixorial’s software offers online user-friendly tools and applications to access, download, edit, tag, process, store, organize and share videos, photos and music from any device, services which we plan to integrate with LifeLogger’s existing software.

Under the terms of the letter of intent, the Company agreed to issue 3,200,000 shares of its unregistered common stock to the shareholders and certain creditors of Pixorial and enter into a consulting agreement with Andres Espineira, Pixorial’s founder and Chief Executive Officer. Under the terms of the consulting agreement, Mr. Espineira will be responsible for leading the integration team that will be engaged in the development of the enhancements to the Company’s existing life-logging software tools by incorporating the tools developed by Pixorial. The Company has agreed to pay Mr. Espineira $8,000 per month and award him stock options to acquire 6,000,000 shares of the company’s common stock exercisable at the market price of the common stock on the day prior to the effective date of the consulting agreement. The term of the agreement will be for a period of 40 months and the options will vest 1/3 on each anniversary of the closing of the transaction. The shares to be issued to Pixorial’s shareholders will be subject to a lock-up agreement whereby 1/3 of the shares may be sold on each anniversary of the closing.

The letter of intent requires the Company and Pixorial to enter into an agreement to complete this transaction and a license agreement no later than November 10, 2015. The license agreement will permit the Company to commence its integration work prior to the closing. The closing of the transaction is subject to: (i) Pixorial shareholder approval; (ii) satisfaction of certain debt; (iii) delivery of Pixorial’s audited financial statements and (iv) a closing date that shall occur on or before March 31, 2016.

Item 7.01 Regulation FD Disclosure.

On October 29, 2015 the Company issued a press release regarding the execution of the letter of intent to acquire the assets of Pixorial. The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

10.1	Letter of Intent dated October 26, 2015 between Lifelogger Technologies Corp. and Pixorial, Inc.

99.1	Press Release dated October 29, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: October 29, 2015	By:	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer